UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2012

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27598 (Commission File Number)	77-0210467 (IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) amends Item 5.02(c) of the Current Report on Form 8-K filed by IRIDEX Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission on August 29, 2012 (the “Original Form 8-K”). This Form 8-K/A does not amend or modify the information set forth in Items 5.02(b) and 9.01 of the Original Form 8-K. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Item 5.02 of the Original Form 8-K stated that the Compensation Committee of the Board (the “Committee”) was working with Messrs. Moore and Mackaness to determine their compensation arrangements.

On September 12, 2012, the Committee approved an annual base salary of $200,000 for Mr. Moore and an annual base salary of $270,000 for Mr. Mackaness. The Committee also approved the grant of 25,000 shares of restricted stock to Mr. Moore, which grant shall vest in full on December 31, 2013, subject to Mr. Moore’s continuous service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ JAMES H. MACKANESS
James H. Mackaness Chief Financial Officer and Chief Operating Officer

Date: September 18, 2012